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                                                                     EXHIBIT 5.1

                               OPINION OF COUNSEL

                                  July 1, 1999


Geron Corporation
230 Constitution Drive
Menlo Park, CA  94025

         Registration Statement on Form S-3

Ladies and Gentlemen:

         We have examined the Registration Statement on Form S-3 (the "Registration Statement") filed by you with the Securities and Exchange Commission (the "Commission") pursuant to rule 429 of the Securities Act of 1933, as amended (the "Securities Act"), on July 1, 1999 in connection with the registration under the Securities Act of a total of 3,850,000 shares of your Common Stock (collectively, the "Shares") to be sold by certain stockholders listed in the Registration Statement (the "Selling Stockholders"). We note that 1,925,000 of the Shares have previously been registered under a registration statement on Form S-3 filed by you initially on January 8, 1999 and declared effective by the Commission on May 4, 1999 (File No. 333-70355). The Shares are issuable to the Selling Stockholders upon their conversion of an aggregate of $7,500,000 face amount of Series A Zero Coupon Convertible Debentures and exercise of Series A Warrants to purchase up to 625,000 shares of your Common Stock, and upon their conversion of an aggregate of $7,500,000 face amount of Series B Zero Coupon Convertible Debentures and exercise of Series B Warrants to purchase up to 625,000 shares of your Common Stock. We note that 450,000 of the Shares have already been issued by you to the Selling Stockholders upon their conversion of an aggregate of $4,500,000 of Series A Zero Coupon Convertible Debentures. As your counsel in connection with this filing, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Shares.

         It is our opinion that upon conclusion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares, and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Shares when issued and sold in the manner described in the Registration Statement will be legally and validly issued, fully paid and non-assessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and in any amendment thereto.

                                          Very truly yours,

                                          VENTURE LAW GROUP
                                          A Professional Corporation

                                          /s/ VENTURE LAW GROUP